Exhibit 10(w)





















                       BROYHILL FURNITURE INDUSTRIES, INC.
                       SUPPLEMENTAL RETIREMENT INCOME PLAN


















                                                         Restatement 10/31/2001



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                                    ARTICLE I
                                   DEFINITIONS

Section 1.1. Definitions. As used herein, the following terms shall have the following meanings:


     (a) "Board" means the Board of Directors of Broyhill Furniture Industries, Inc.

     (b) "Credited Service" means the Employee's total number of full years and completed months of employment with the Employer, and with another Furniture Brands Company prior to transfer to service with the Employer; provided, however, that in no event shall (i) service with another Furniture Brands Company after transfer from service with Employer, (ii) service before the Employee attained age 35, or (iii) service in excess of 30 years, or (iv) service after a Participant ceases to have an Executive Title with the Employer, be considered as Credited Service under this Plan.

     (c)  "Earnings"  means the base  salary,  including  any section  401(k) or section 125 plan salary reductions, paid by the Employer (or, in the case of service with another Furniture Brands Company prior to transfer to service with the Employer, by such other Furniture Brands Company) to an Employee during a calendar year, plus any incentive bonuses paid during the calendar year but excluding all other forms of remuneration; provided, however, Earnings shall not include any amount paid with respect to employment after a Participant ceases to have an Executive Title with the Employer.

     (d)  "Effective Date" means June 1, 1987.

     (e) "Employee" means a person employed by the Employer on or after the Effective Date.

     (f)  "Employer" means Broyhill Furniture Industries, Inc.

     (g) "Executive Title" means Officer of the Employer and such other management titles as shall be designated as "Executive Titles" by the Board and listed in Appendix A as attached hereto and incorporated herein by this reference.

     (h) "Highest Average Earnings" means one-fifth of the Employee's aggregate Earnings during the (5) five consecutive calendar years out of the last (10) ten consecutive calendar years of employment with the Employer (up to and including the calendar year of (i) termination of employment


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          with the Employer,  (ii) transfer to another Furniture Brands Company, or (iii) transfer to a non-executive title position with the Employer, whichever first occurs) which give rise to the highest aggregate. Such calendar years may include years of employment with another Furniture Brands Company prior to transfer to employment with the Employer, and may include one or more partial calendar years, each of which shall be treated as a full calendar year for this purpose.

     (i) "Furniture Brands Company" means Furniture Brands International, Inc. and any of its subsidiaries, other than the Employer; provided however, for purposes of this Plan, a subsidiary is a Furniture Brands Company only with respect to such period of time during which it is a subsidiary of Furniture Brands International, Inc.

     (j) "Participant" means an Employee who has satisfied the eligibility requirements of Article II.

     (k) "Plan" means the Broyhill Furniture Industries, Inc. Supplemental Retirement Income Plan.

     (l)  "Plan Year" means the calendar year.

     (m) "Primary Social Security Amount" means the estimated amount (or actual amount, if available) of the Participant's annual Primary Insurance Amount (as defined in the Social Security Act) payable at age 65, or at retirement, if later. Said amount shall be determined on the basis of the Social Security Act in effect as of the date of computation, assuming no additional Earnings after the date of computation.

     (n) "Profit-Sharing Annuity Amount" means the amount of annual payment under a 60-month certain and life annuity commencing at age 65, or at retirement, if later, which can be purchased at the date of termination of employment with the Participant's "adjusted account balance", as defined below. The amount which can be purchased with the Participant's "adjusted account balance", as defined below, shall be based on the interest rate(s) used by the Pension Benefit Guaranty Corporation for determining the value of an immediate annuity for pension plans terminating 90 days prior to the date of termination of employment and on the 1984 Unisex Mortality Tables with no adjustment for sex. For purposes of this Section 1.1(n), "adjusted account balance" means the Participant's account balance in the Profit Sharing Retirement Plan of Broyhill Furniture Industries, Inc. as of the last day of the Plan Year (as defined in said Plan) immediately preceding the Participant's termination of employment, plus interest on such balance from the last day of such year to the date of termination of employment. Interest for purposes of the preceding sentence shall be



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          calculated  using the  interest  rate(s)  used by the Pension  Benefit
          Guaranty Corporation for determining the value of an immediate annuity for pension plans terminating 90 days prior to the date of termination of employment.



                                   ARTICLE II
                                   ELIGIBILITY

Section 2.1. Commencement of Participation. On and after the Effective Date, the President of the Employer may, in his discretion, recommend for participation any Employee who has attained age 40 and who has an Executive Title with the Employer. Such Employee shall become a Participant immediately upon approval of such recommendation by the Board, said approval to be given or withheld at the discretion of the Board.

Section 2.2. Termination of Participation. Participation shall end upon termination of employment with the Employer and with all Furniture Brands Companies, prior to retirement, for reasons other than Disability (as defined in Section 4.5 of Article IV). If a former Participant again becomes an Employee, he shall be treated as a new Employee under the Plan. Service for a prior period of employment with the Employer or with another Furniture Brands Company can be recognized only if so recommended by the President of the Employer and approved by the Board.

Section 2.3. Participant Transfers. Notwithstanding any provision of this Plan to the contrary, the benefit, if any, payable under Article IV with respect to a Participant who transfers to another Furniture Brands Company or to a non-executive title position with the Employer shall be based on his Credited Service and Highest Average Earnings as of the date of such transfer. If such Participant transfers back to an Executive Title position with the Employer, his benefit, if any, shall be determined without regard to this Section 2.3.



                                   ARTICLE III
                                RETIREMENT DATES

Section 3.1. Retirement. For purposes of this Plan, retirement occurs when a Participant has both attained his Normal Retirement Date and terminated his employment with the Employer and with all Furniture Brands Companies; provided, however, retirement may occur before age 65 on an Early Retirement Date as provided under Section 3.3 below.


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Section 3.2.  Normal  Retirement  Date. A Participant's  Normal  Retirement Date
     shall be the first day of the calendar month coinciding with or next following the date he attains age 65.

Section 3.3. Early Retirement Date. Subject to the discretionary approval of the Board, a Participant may retire after age 55 and prior to his Normal Retirement Date. The Early Retirement Date shall be any such age as designated by the Board. Retirement on an Early Retirement Date shall be contingent upon the Participant's execution of an Early Retirement Agreement, in a form prescribed by the Board.

Section 3.4. Postponed Retirement Date. A Participant's Postponed Retirement Date shall be the first day of the calendar month coinciding with or next following the date, after his Normal Retirement Date, on which he retires.



                                   ARTICLE IV
                                    BENEFITS

Section 4.1. Normal Retirement Benefit.

     (a) A Participant who retires on his Normal Retirement Date shall receive, commencing on his Normal Retirement Date, a monthly retirement benefit for the life of the Participant. However, if the Participant dies after payment has begun but before 60 monthly payments have been made, the balance of such 60 payments shall be paid to the beneficiary designated by the Participant as provided in Article VI. The monthly retirement benefit payable hereunder shall be equal to one-twelfth of
          (i), less (ii), less (iii), and less (iv), where:

          (i) is 3% of the Participant's Highest Average Earnings times his Credited Service (up to 10 years); plus 1 1/2 % of Highest Average Earnings in excess of 10 years but not in excess of 20 years; plus 1/2 % of Highest Average Earnings times his Credited Service in excess of 20 years but not in excess of 30 years;

          (ii) is the Participant's Primary Social Security Amount multiplied by 5% times his Credited Service not in excess of 20 years;

          (iii) is the Participant's Profit Sharing Annuity Amount; and

          (iv) is the annual amount (expressed in the form of an actuarially equivalent 60-month certain and life annuity commencing at age
               65) of any other retirement benefit provided at the Employer's expense


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               (or at another  Furniture Brands Company's  expense) with respect to such Participant, excluding (i) the portion of any such benefit earned after transfer from the Employer to another Furniture Brands Company, and (ii) any benefit payable under a section 401(k) salary reduction plan. Any actuarial equivalence shall be determined using the interest rates used by the Pension Benefit Guaranty Corporation for determining the value of an immediate annuity for pension plans terminating 90 days prior to the date of termination of employment and the 1984 Unisex Mortality Table with no adjustment for sex. In no event shall a Participant's monthly benefit payable under this Subsection (a) be less than one-twelfth of the amount determined by multiplying one half of 1% of the Participant's Highest Average Earnings times his Credited Service, up to a maximum of 20 years.

     (b) Notwithstanding the provisions of Subsection (a) above, but subject, to Subsection (c) below, a Participant who retires on his Normal Retirement Date and who has been married to his spouse for at least one year on such date, shall receive, commencing on his Normal Retirement Date, a reduced monthly retirement benefit for his life; and after his death his surviving spouse, if any, shall receive a monthly benefit for life equal to 50% of the reduced Participant's monthly benefit. Said joint and survivor annuity form of reduced benefit shall be payable under Subsection (a) above. Actuarial equivalence shall be calculated using the interest rate(s) used by the Pension Benefit Guaranty Corporation for determining the value of an immediate annuity for pension plans terminating 90 days prior to the date of termination of employment and the 1984 Unisex Mortality Table with no adjustment for sex.

     (c) If a married Participant elects, prior to retirement, to receive the 60-month certain and life annuity form of retirement benefit described in Subsection (a) above instead of the joint and 50% survivor annuity form described in Subsection (b) above, then his benefit under the Plan shall become payable in the form and the amount as described in Subsection (a).

Section 4.2. Early Retirement Benefit.

     (a) A Participant who retires on an Early Retirement Date shall begin to receive his retirement benefits on his Normal Retirement Date under the applicable provisions of Section 4.1, based on his Credited Service and his Highest Average Earnings of his Early Retirement Date.

     (b) If a Participant retires on an Early Retirement Date, but dies before payment of his retirement benefit begins, the Plan shall pay a monthly


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          benefit to his surviving  spouse, as provided in Section 4.4 below, if the Participant had been married to such spouse for at least one year on the date of his death.

     (c) A Participant who retires on an Early Retirement Date may ask the Board to consent to early commencement of the retirement benefit payable under the Plan. If the Board, in its discretion, approves, the Participant shall receive a monthly benefit commencing on the first day of any calendar month beginning on or after his Early Retirement Date. Said monthly benefit shall be calculated and paid under Subsection 4.1(a) above, based on his Credited Service and his Highest Average Earnings of his Early Retirement Date; provided, however, such monthly benefit shall be reduced by one-half of 1% for each full month by which the benefit commencement date precedes his Normal Retirement Date. Unless the Participant has elected otherwise under Subsection 4.1(c), the reduced benefit determined under the preceding sentence shall be paid in the form of an actuarially equivalent joint and 50% survivor annuity as described in Subsection 4.1(b) if the Participant has been married to his spouse for a least one year on the date benefits commence.


Section 4.3. Postponed Retirement Benefit.

     (a) A Participant who retires after his Normal Retirement Date shall receive, commencing on his Postponed Retirement Date, a monthly retirement benefit for the life of the Participant. However, if the Participant dies after payment has begun, but before 60 monthly payments have been made, the balance of such 60 payments shall be paid to the beneficiary designated by the Participant as provided in
          Article VI. The monthly retirement benefit payable hereunder shall be equal to one-twelfth of (i), less (ii), less (iii), and less (iv), where:

          (i) is 3% of the Participant's Highest Average Earnings times his Credited Service (up to 10 years); plus 1 1/2 % of Highest Average Earnings times his Credited Service in excess of 10 years but not in excess of 20 years; plus 1/2 % of Highest Average Earnings times his Credited Service in excess of 20 years but not in excess of 30 years;

          (ii) is the Participant's Primary Social Security Amount multiplied by 5% times his Credited Service not in excess of 20 years;

          (iii) is the Participant's Profit-Sharing Annuity Amount; and



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          (iv) is the annual  amount  (expressed  in the form of an  actuarially equivalent 60-month certain and life annuity, commencing at retirement) of any other retirement benefit provided at the Employer's expense (or at another Furniture Brands Company's expense) with respect to such Participant, excluding (i) the portion of any such benefit earned after transfer from the
               Employer to another Furniture Brands Company, and (ii) any benefit payable under a section 401(k) salary reduction plan. Any actuarial equivalence shall be determined using the interest rate(s) used by the Pension Benefit Guaranty Corporation for determining the value of an immediate annuity for pension plans
               terminating   90  days  prior  to  the  date  of  termination  of
               employment and the 1984 Unisex Mortality Table with no adjustment for sex.

               In no event shall a Participant's monthly benefit payable under this Subsection (a) be less than one-twelfth of the amount determined by multiplying one-half of 1% of the Participant's Highest Average Earnings times his Credited Service, up to a maximum of 20 years.

     (b) Notwithstanding the provisions of Subsection (a) above, but subject to Subsection (c) below, a Participant who retires after his Normal Retirement Date and who has been married to his spouse for at least one year on his Postponed Retirement Date, shall receive, commencing on his Postponed Retirement Date, a reduced monthly retirement benefit for his life; and after his death his surviving spouse, if any, shall receive a monthly benefit for life equal to 50% of the reduced Participant's monthly benefit. Said joint and survivor annuity form of reduced benefit shall be actuarially equivalent to the retirement benefit payable under Subsection (a) above. Actuarial equivalence shall be calculated using the interest rate(s) used by the Pension Benefit Guaranty Corporation for determining the value of an immediate annuity for pension plans terminating 90 days prior to the date of termination of employment and the 1984 Unisex Mortality Table with no adjustment for sex.

     (c) If a married Participant elects, prior to retirement, to receive the 60-month certain and life annuity form of retirement benefit described in Subsection (a) above instead of the joint and 50% survivor annuity form described in Subsection (b) above, then his benefit under the Plan shall become payable in the form and the amount as described in Subsection (a).

Section 4.4. Pre-Retirement Death Benefit.

     (a) If a married Participant dies after attaining age 55 and completing at least 10 years of Credited Service, but before payment of his retirement

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          benefit begins,  and if he had been married to his spouse for at least one year on the date of his death, the Plan shall pay a monthly benefit to the surviving spouse for life, commencing on the first day of the month next following the date of the Participant's death. The surviving spouse's monthly benefit shall be 50% of the reduced monthly benefit that would have been payable to the Participant under
          Subsection   4.1(a)  or   4.3(a),   as   appropriate,   based  on  the
          Participant's Credited Service and Highest Average Earnings as of the date of his death, after reduction of said benefit by one-half of 1% for each full month, if any, by which the benefit commencement date
          precedes  the   Participant's   Normal   Retirement  Date,  and  after
          conversion of said reduced benefit to an actuarially equivalent joint and 50% survivor annuity as described in Subsection 4.1(b) or 4.3(b), as appropriate. No death benefit is payable under this Plan with respect to any Participant who dies before payment of his Plan benefit begins, if such Participant was unmarried, or had been married for less than one year, on the date of death

Section 4.5. Disability.

     (a) If a Participant who has attained age 50 and has completed at least 10 years of Credited Service becomes Disabled (as defined for purposes of eligibility to receive benefits under the Broyhill Furniture
          Industries, Inc. Long Term Disability Plan, whether or not said Participant is covered under such plan), his termination of employment for Plan purposes shall occur when his period of Disability ends unless he resumes employment with the Employer or another "Furniture Brands Company." Such period of Disability shall end on the date of the Participant's death, the date the Participant's Disability ends (as defined for purposes of the Broyhill Furniture Industries, Inc. Long Term Disability Plan), or the Disabled Participant's Early Retirement Date, if any, or Normal Retirement Date, whichever first occurs.

     (b) Upon the death of a Disabled Participant after attaining age 55 and prior to his Normal Retirement Date, a benefit shall be paid to the Disabled Participant's surviving spouse, if any, under Section 4.4 above, if the Disabled Participant had been married to his spouse for at least one year on the date of his death.

     (c) Upon the Normal Retirement Date of a Disabled Participant, a monthly retirement benefit shall be payable under Section 4.1 above.

     (d) A Disabled Participant may ask the Board to consent to commencement of his retirement benefit on an Early Retirement Date. If the Board consents, payment of a reduced benefit shall begin under Section 4.2 above as of the Early Retirement Date designated by the Board, based on the Disabled Participant's Credited Service as of such date. (e) For purposes of this Section 4.5, the period of Disability of a Disabled Participant who had an Executive Title with the Employer when he became Disabled shall be treated as Credited Service. For purposes of determining Highest Average Earnings with respect to such Disabled Participant, Earnings for each calendar year during the period of Disability shall mean such Disabled Participant's annual base pay in effect as of the date he became Disabled plus one-third of the sum of the last three annual incentive bonuses he received with respect to his performance prior to becoming Disabled. Such Disabled Participant's Earnings prior to his period of Disability are as defined in Section 1.1(c) of Article I.



                                    ARTICLE V
                       ADMINISTRATION AND CLAIMS PROCEDURE

Section 5.1. The Board shall construe, interpret and administer all provisions of the Plan and a decision of a majority of the Board shall govern.

Section 5.2. A decision of the Board may be made by a written document signed by a majority of the Board or be a meeting of the Board. The Board may authorize any of its members to sign documents or papers on its behalf.

Section 5.3. For the purpose of this Plan's administration and claims procedures the Board shall appoint a Secretary who need not be a Board member. The Secretary shall keep all records of meetings and of any action by the Board in connection with this Plan, and any and all other records desired by the Board. The Board may appoint such agents, who need not be members of the Board, as it may deem necessary for the effective exercise of its duties under the Plan, and may, to the extent not inconsistent herewith, delegate to such agents any powers and duties, both ministerial and discretionary, as the Board may deem expedient and appropriate.

Section 5.4. No Board member, as such, shall make any decision or take any action covering exclusively his own eligibility for participation or for benefits under the Plan, if he is an Employee, but all such matters shall be decided by a majority of the remaining Board members or, in the event of inability to obtain a majority, by the President of the Employer.

Section 5.5. A Participant or beneficiary or other person who believes that he is being denied a benefit to which he is entitle (hereinafter referred to as "Claimant") may file a written request for such benefit with the Board setting forth his claim. The request must be addressed to: Board of Directors, Broyhill Furniture Industries, Inc., One Broyhill Park, Post Office Box 700, Lenoir, NC 28633.

Section 5.6. Upon receipt of a claim the Board shall advise the Claimant that a reply will be forthcoming within 90 days and shall in fact deliver such reply within such period. However, the Board may extend the reply period for an additional 90 days for reasonable cause. If the claim is denied in whole or in part, the Board will adopt a written opinion using language calculated to be understood by the Claimant setting forth:

          (a)  the specific reason or reasons for denial,

          (b) the specific references to pertinent Plan provisions on which the denial is based,

          (c) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation why such material or such information is necessary, appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review, and

          (d)  the time limits for requesting a review under Section 5.7.

Section 5.7. Within sixty days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Board review its determination. Such request must be addressed to the Board as provided in Section 5.5. The Claimant or his duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Board. If the Claimant does not request a review of the Board's determination within such sixty-day period, he shall be barred and estopped from challenging the Board's determination.

Section 5.8. Within sixty days after the Board's receipt of a request for review, it will review its determination. After considering all materials presented by the Claimant, the Board will render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent Plan provisions on which the decision is based. If special circumstances require that the sixty-day time period be extended, the Board will so notify the Claimant and will render the decision as soon as possible but not later than 120 days after receipts of the request for review. The decision of the Board shall be final and binding on the Claimant.

                                   ARTICLE VI
                                  MISCELLANEOUS

Section 6.1. Spendthrift. No Participant, spouse, or beneficiary may voluntarily or involuntarily assign, transfer, encumber or otherwise subject to lien any of the benefits payable or to be payable under this Plan.

Section 6.2. Incapacity. If, in the opinion of the Board, a person to whom a benefit is payable is unable to care for his affairs because of illness, accident or any other reason, any payment due the person, unless prior claim therefor shall have been made by a duly qualified guardian or other duly appointed and qualified representative of such person, may be paid to some member of the person's family, or to some party who, in the opinion of the Board, has incurred expense for such person. Any such payment shall be a payment for the account of such person and shall be a complete discharge of any liability.

Section 6.3. Employee Rights. The Employer, in adopting this Plan, shall not be held to create or vest in any Employee or any other person any interest, pension or benefits other than the benefits specifically provided herein. Nothing contained herein shall be construed to be a contract of employment for any term, nor as conferring upon any Employee the right to continue to be employed by the Employer, or by any Furniture Brands Company, in his present capacity, or in any capacity.

Section 6.4. Service of Process and Plan Administration.

     (a) The President of the Employer shall be the agent for service of legal process.

     (b)  The Employer shall be the Plan Administrator.

Section 6.5. Benefit Forfeiture. Notwithstanding any other provision of the Plan to the contrary, in the event the Board reasonably believes that a Participant has breached any of the provisions of the Early Retirement Agreement which he entered into pursuant to Section 3.3 of Article III, the Board shall cancel any further payments under the Plan, and all rights of the Participant, his spouse, and his beneficiaries under this Plan shall be forfeited.

Section 6.6. Unfunded Plan. The Plan shall be unfunded. The Employer shall pay all benefits hereunder out of the general assets of the Employer.

Section 6.7. Amendment or Termination. The Employer reserves the right to amend or terminate the Plan. In the event of termination, the benefits accrued as of the date of termination shall be frozen. The remaining provisions of the Plan shall continue to apply with respect to such frozen benefits, but no further Credited Service shall be earned nor shall the amount of the benefit increase. In the event of amendment, the benefits accrued under the Plan as of the Effective Date of any amendment will in no event be decreased or forfeited as a result of the amendment, nor shall the terms of the Plan governing the benefits accrued as of such date (determined on the basis of the Participant's Highest Average Earnings and Credited Service as of such date) be less favorable to any Participant as the result of such amendment.

Section 6.8. Employee Contributions. There shall be no contributions by Employees.


Section 6.9. Vesting. No benefit under this Plan shall be payable with respect to a Participant whose employment with the Employer and with all Furniture Brands Companies is terminated prior to age 65 for reasons other than death, Disability (as defined in Section 4.5 of Article IV) or Early Retirement (under the terms of Section 3.3 of Article III).

Section 6.10. Beneficiary. A Participant whose retirement benefit under Article IV is to be paid in the form of a 60-month certain and life annuity shall designate a beneficiary to receive any guaranteed amount remaining unpaid at his death and may designate one or more contingent beneficiaries which may be other than a natural person. Such designation must be in writing in a form satisfactory to the Board. The Participant may change such designation at any time by filing a new beneficiary designation form with the Board, but such change will not be effective until recorded by the Board. If any beneficiary surviving the Participant shall die before receiving all of the guaranteed payments, if any, to become due under the Plan, such payments shall be payable when due to the surviving contingent beneficiaries in the order provided. If payments become due and there is no surviving beneficiary, or if such beneficiary is other than a natural person, such payments shall be commuted and paid in one lump sum. If no beneficiary has been designated to receive such commuted value, it shall be paid to the Participant's spouse, or if no spouse survives, to the Participant's children, or if no child survives, to the executor or administrator of the Participant's estate.

     IN WITNESS THEREOF, the Employer has caused this Plan to be executed by its duly authorized officers this ______ day of _______________, 20___.


                                            BROYHILL FURNITURE INDUSTRIES, INC.


SEAL

                                         By_____________________________________

                                       Title ___________________________________


ATTEST:




____________________________________
Secretary

                                   APPENDIX A

The following positions with the Employer are Executive Titles:

o        Officer

o        Department Manager

o        Production Manager

o        Merchandise Manager

o        Marketing Manager

o        Sales Manager

o        Plant Manager

o        Director of Gallery Operations

o        Manager of Dealer Services